Exhibit 16(a)(1)(ii)

CODDLE CREEK FINANCIAL CORP.

LETTER OF TRANSMITTAL

To Tender 99 or Fewer Shares of Common Stock of Coddle Creek Financial Corp. Pursuant to the Offer to Purchase Dated October 1, 2003

By Mail, Overnight Courier or In Person By Hand Only: Registrar and Transfer Company 10 Commerce Drive Cranford, New Jersey 07016	The Depositary for the Offer is: REGISTRAR AND TRANSFER COMPANY This Offer Will Expire at 5:00 p.m., Eastern Standard Time on October 29, 2003.	By Facsimile Transmission: (for Eligible Institutions only) (908) 497-2311 Confirm Facsimile Transmission by Telephone: (908) 497-2300 or (800) 368-5948 (toll free)

DESCRIPTION OF CERTIFICATES TENDERED (USE ADDITIONAL SHEET IF NECESSARY)

Name* and Address** of Registered Holder(s)	Certificate Numbers*	Number of Shares***

	Total:	Total:

*	Name(s) should be exactly as name(s) appears on the stock certificate. Check will be payable to this name unless Special Payment Instructions are completed.
**	Address should be current address to which check is to be sent, unless Special Delivery Instructions are completed.
***	Because this Offer is open only to odd-lot shareholders tendering all shares beneficially owned by them, it will be assumed that all Shares evidenced by each certificate accompanied by this Letter of Transmittal are being tendered.

DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA

FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Letter of Transmittal is to be used only if certificates are to be forwarded herewith. If you have questions regarding your eligibility to participate in the Offer, please contact Registrar and Transfer Company, our Depositary (the “Depositary”), at (800) 368-5948 (toll free). All other questions should be directed to Triangle Capital Partners, LLC, our Information Agent (the “Information Agent”), at (919) 719-4782 (toll free: (800) 339-4408).

SIGNATURES MUST BE PROVIDED BELOW—PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.

PLEASE COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 ON THE REVERSE SIDE.

To Coddle Creek Financial Corp.:

The undersigned hereby tenders to Coddle Creek Financial Corp., a North Carolina corporation (“Coddle Creek”), the enclosed and/or above-described shares of its Common Stock of Coddle Creek (the “Shares”) at $38.00 per Share upon the terms and subject to the conditions of the Offer to Purchase dated October 1, 2003 (the “Offer to Purchase”), of which the undersigned acknowledges receipt, and this Letter of Transmittal (which together with the Offer to Purchase constitute the “Offer”).

Subject to, and effective upon, acceptance for payment of any or all of the Shares tendered with this Letter, in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to, or upon the order of, Coddle Creek all right, title and interest in and to all Shares tendered that are accepted for payment and all distributions and rights in respect to such shares after the date hereof. Coddle Creek’s acceptance of any Shares from the undersigned will constitute a binding agreement between the undersigned and Coddle Creek upon the terms and subject to the conditions of the Offer. All obligations of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

The undersigned hereby irrevocably constitutes and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to the Shares, with full power of substitution, such power of attorney being deemed to be an irrevocable power coupled with an interest, to

(a)	deliver certificates for the Shares, together, in any case, with all accompanying evidences of transfer and authenticity, to or upon the order of Coddle Creek upon receipt by the Depositary, as the undersigned’s agent of the purchase price with respect to the Shares,

(b)	present certificates for the Shares for cancellation and transfer on the books of Coddle Creek, and

(c)	receive all benefits and otherwise exercise all rights of beneficial ownership of the Shares, all in accordance with the terms of the Offer.

        The undersigned hereby represents and warrants that: (i) the undersigned was the beneficial owner as of the close of business on September 19, 2003, and will continue to be the beneficial owner as of the expiration date of the Offer, of an aggregate of 99 or fewer Shares, all of which are being tendered; (ii) the undersigned has full power and authority to tender, sell, assign and transfer the Shares tendered hereby, that when any of such Shares are accepted for payment by Coddle Creek, Coddle Creek will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances, and that none of the Shares will be subject to any adverse claim; and (iii) the undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or Coddle Creek to be necessary or desirable to complete the sale, assignment and transfer of the Shares tendered hereby.

The undersigned hereby represents that the undersigned holds a net-long position in Coddle Creek’s common stock equal to the number of tendered Shares and that the undersigned owns the tendered Shares free and clear of any liens or other encumbrances. The undersigned recognizes that it is a violation of federal securities laws for anyone to tender Shares unless, at the time of tender and at the expiration date (including any extensions), the tendering person (1) has a net-long position equal to or greater than the number of Shares tendered and (2) will deliver, or cause to be delivered, the Shares in accordance with the terms of the Offer.

The undersigned recognizes that Coddle Creek may terminate or amend the Offer or may postpone the acceptance for payment of, or the payment for, Shares tendered or may not be required to purchase any of the Shares tendered hereby. The undersigned also recognizes that Coddle Creek reserves the right to reject any and all tenders of any Shares that Coddle Creek determines are not in proper form or are made by persons not eligible to participate in the Offer.

SPECIAL PAYMENT INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS

To be completed ONLY if the check for the purchase price of Shares purchased is to be issued in the name of someone other than the registered owner appearing on the label. (See Instruction 6).	To be completed ONLY if the check for purchase price of Shares purchased to be mailed to someone other than the undersigned at an address other than that shown below the undersigned signature(s). (See Instruction 6).
Issue check to:	Mail check to:

Name:	Name:
(Please Print First, Middle & Last Name)	(Please Print First, Middle & Last Name)

Address:	Address:

(including Zip Code)	(including Zip Code)

(Taxpayer Identification or Social Security Number)	(Taxpayer Identification or Social Security Number)

(Such person(s) must properly complete the Substitute Form W-9 included in this Letter of Transmittal, a Form W-8BEN, a Form W 8ECI or a Form W-8IMY, as applicable) If this section applies, you must have your signature guaranteed. See “Guarantee of Signature(s)” on the following page.	(Such person(s) must properly complete the Substitute Form W-9 included in this Letter of Transmittal, a Form W-8BEN, a Form W-8ECI or a Form W-8IMY, as applicable) If this section applies, you must have your signature guaranteed. See “Guarantee of Signature(s)” on the following page.

SIGNATURES MUST BE PROVIDED BELOW	GUARANTEE OF SIGNATURE(S) (SEE INSTRUCTIONS 1 AND 4 ON REVERSE SIDE)

This Letter of Transmittal must be signed by registered holder(s) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 4.

IF THE SIGNATURE APPEARING BELOW IS NOT OF THE REGISTERED HOLDER(S), THEN THE REGISTERED HOLDER(S) MUST SIGN A PROXY, WHICH SIGNATURE MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION. THE CONSENT PROXY SHOULD ACCOMPANY THIS LETTER OF TRANSMITTAL.

(Name of Eligible Institution Guaranteeing Signatures) (Address (including zip code) and Telephone Number including area code) of Firm) (Authorized Signature) (Title) Dated: , 2003
X
X
Signature(s) of Owner(s) or Authorized Signatory
Dated: , 2003
Name(s):
(Please Print)
Capacity:

Address:
(Including Zip Code)
Area Code and Telephone No.:
Tax Identification or Social Security No.:

PAYER’S NAME: CODDLE CREEK FINANCIAL CORP.

SUBSTITUTE Form W-9 Department of the Treasury Internal Revenue Service Payer’s Request for Taxpayer Identification Number		Part 1—TAXPAYER IDENTIFICATION NO.—FOR ALL ACCOUNTS ENTER YOUR TAXPAYER IDENTIFICATION NUMBER IN THE APPROPRIATE BOX. FOR MOST INDIVIDUALS AND SOLE PROPRIETORS, THIS IS YOUR SOCIAL SECURITY NUMBER. FOR OTHER ENTITIES, IT IS YOUR EMPLOYER IDENTIFICATION NUMBER.	Social Security Number(s) OR Employer Identification Number(s)

(See Instruction 9) Please fill in your name and address below. Name Business name, if different from above Check appropriate box:

Part 2—Certification—For Payees Exempt from Backup Withholding (see enclosed Guidelines)—Under penalties of perjury, I certify that:

(1)  The number shown on the form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me) and

(2)  I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends or (c) the IRS has notified me that I am no longer subject to backup withholding; and

(3)  I am a U.S. person (including a U.S. resident alien).

Part 3— Awaiting TIN ☐

☐ Individual/Sole proprietor ☐ Partnership	☐ Corporation ☐ Other	Certification Instructions—You must cross out Item 2 in Part 2 if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. However, if after being notified by the IRS that you are subject to backup withholding you receive another notification from the IRS that you are no longer subject to backup withholding do not cross out Item (2).
Address (number and street) City, State and Zip Code		SIGNATURE DATE , 2003

NOTE: FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING AT THE APPLICABLE WITHHOLDING RATE OF ANY PAYMENTS MADE TO YOU.

YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 3 OF SUBSTITUTE FORM W-9

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number to you within 60 days, you are required to withhold the applicable withholding rate of all reportable payments thereafter made to me until I provide a number.

, 2003
Signature	Date

INSTRUCTIONS FOR LETTER OF TRANSMITTAL

1. GUARANTEE OF SIGNATURES. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a firm that is an “Eligible Institution” because it is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or by a commercial bank, a trust company, a savings bank, a savings and loan association or a credit union which has membership in an approved signature guarantee medallion program. Signatures on this Letter of Transmittal need not be guaranteed (a) if this Letter of Transmittal is signed by the registered holder(s) of the Shares tendered with this Letter and such holder(s) have not completed the box entitled “Special Payment Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) if the Shares are tendered for the account of an Eligible Institution.

2. DELIVERY OF LETTER OF TRANSMITTAL AND SHARES. This Letter of Transmittal is to be used if certificates are to be forwarded with it. Certificates evidencing all physically tendered Shares, as well as a properly completed and duly executed Letter of Transmittal and any other documents required by this Letter of Transmittal, must be received by the Depositary prior to the expiration date (as defined in the Offer to Purchase). If certificates are forwarded to the Depositary in multiple deliveries, a properly completed and duly executed Letter of Transmittal must accompany each delivery.

The method of delivery of this Letter of Transmittal, certificate(s) and all other required documents is at the option and risk of the tendering shareholder, and the delivery will be deemed made only when actually received by the Depositary. If delivery is by mail, we recommend registered mail with return receipt requested, properly insured. In all cases, sufficient time should be allowed to ensure timely delivery.

No alternative, conditional or contingent tenders will be accepted. By execution of this Letter of Transmittal, all tendering shareholders waive any right to receive any notice of the acceptance of their Shares for payment.

3. INADEQUATE SPACE. If the space provided in any part of this Letter of Transmittal is inadequate, any further information may be listed on a separate schedule and attached hereto.

4. SIGNATURES ON LETTER OF TRANSMITTAL, STOCK POWER AND ENDORSEMENTS. If this Letter of Transmittal is signed by the registered holder(s) of the tendered Shares, the signature(s) must correspond with the name(s) as written on the face of the certificates evidencing such Shares without alteration, enlargement or any other change whatsoever.

If any Shares tendered with this Letter of Transmittal is owned of record by two or more persons, all such persons must sign this Letter of Transmittal.

If any of the Shares tendered are registered in the names of different holders, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of such Shares.

If this Letter of Transmittal is signed by the registered holder(s) of the tendered Shares, no endorsements of certificates or separate stock powers are required.

If this Letter of Transmittal is signed by a person other than the registered holder(s) of the tendered Shares, the certificate(s) evidencing the Shares tendered must be endorsed or accompanied by appropriate stock powers, in either case signed exactly as the name(s) of the registered holder(s) appear(s) on such certificate(s). Signatures on such certificate(s) and stock powers must be guaranteed by an Eligible Institution.

If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to Coddle Creek of such persons authority so to act must be submitted.

5. STOCK TRANSFER TAXES. Except as otherwise provided in this Instruction 5, Coddle Creek will pay all stock transfer taxes, if any, with respect to the sale and transfer of any Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price of any Shares purchased is to be made to a person other than the registered holder(s), the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such other person will be deducted from the purchase price of the Shares purchased, unless evidence satisfactory to Coddle Creek of the prior payment of such taxes, or exemption therefrom, is submitted. Except as provided in this Instruction 5, it will not be necessary for transfer tax stamps to be affixed to the certificates evidencing the Shares tendered with this Letter of Transmittal.

6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If a check for the purchase price of any tendered Shares is to be issued in the name of a person other than the person(s) signing this Letter of Transmittal or if such check is to be sent to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal but at an address other than the address of the registered holder, the appropriate sections of this Letter of Transmittal entitled “Special Payment Instructions” and/or “Special Delivery Instructions” must be completed.

7. QUESTIONS AND REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions or requests for assistance may be directed to Triangle Capital Partners, LLC, the Information Agent, at (919) 719-4785 (toll free: (800) 339-4408). Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials should be directed to the Information Agent, and copies will be furnished promptly at Coddle Creek’s expense. Stockholders may also contact their local broker, dealer, commercial bank or trust company for assistance concerning this Offer.

8. LOST, DESTROYED OR STOLEN CERTIFICATES. If you have lost, misplaced or destroyed your certificates for all or part of your Shares, please call the Depositary toll free at (800) 368-5948 for instructions on submitting a lost share affidavit and a fee for a surety bond in lieu of submitting the lost, misplaced or destroyed certificates.

AFFIDAVIT FOR LOST STOCK CERTIFICATE(S)

The undersigned hereby attests and certifies the following: That I am the lawful owner of the certificate(s) listed on this letter of transmittal as lost. That a search for the certificate(s) has been conducted and that these certificate(s) cannot be located. That these certificate(s) have not been endorsed, hypothecated, sold or had their ownership pledged or encumbered in any form, whatsoever.

In requesting the replacement of this certificate(s), I hereby agree that: If these certificate(s) are subsequently located, they will be tendered for cancellation. That I indemnify, protect and hold harmless Coddle Creek Financial Corp., Seaboard Surety Company, and Registrar and Transfer Company, and any other party from and against all losses, expenses, costs and damages including legal fees that may be subjected to these parties at any time in the future as a result of the cancellation and replacement of the certificate(s). All rights accruing to these parties will not be limited by their negligence, breach of duty, accident, or other obligation on the part of or by any officer or employee of the parties.

I acknowledge that the certificate(s) will be replaced under an insurance bond underwritten by Seaboard Surety Company. My check, payable to the Seaboard Surety Company, to cover the premium of 1.5% of the market value of the stock (Minimum $10.00), is enclosed. I further acknowledge that any filing of an insurance application with materially false or misleading information is a fraudulent insurance act and may be considered a crime.

Sign Here:

Co-Owner, if any:	Date: , 20

9. TAXPAYER IDENTIFICATION NUMBER AND BACKUP WITHHOLDING Each tendering stockholder is required to provide the Depositary with the stockholder’s correct taxpayer identification number (“TIN”), which is generally the stockholder’s social security or federal employee identification number, on Substitute Form W-9, or alternatively, to establish another basis for exemption from backup withholding. A stockholder must cross out item (2) in the Certification box on Substitute Form W-9 if the stockholder is subject to backup withholding. In addition to potential penalties, failure to provide the correct information on the form may subject the tendering stockholder to 30% federal income tax backup withholding on the payments made to the stockholder or other payee with respect to Shares purchased pursuant to the Offer. A stockholder shall write “applied for” in the space provided in Part I of the form and complete the attached Certificate of Awaiting Taxpayer Identification Number if the tendering stockholder has not been issued a TIN and has applied for a TIN or intends to apply for a TIN in the near future. In such case, the Depositary will withhold 30% of all such payments until a TIN is provided to the Depositary, and if the Depositary is not provided with a TIN within 60 days, such amounts will be paid over to the Internal Revenue Service. A stockholder who writes “applied for” in Part I in lieu of furnishing his or her TIN should furnish his or her TIN as soon as it is received. A tendering stockholder that is not a United States person may qualify as exempt from backup withholding tax by submitting to the Depositary a properly completed Form W-8BEN, Form W-8ECI or Form W-8IMY, as applicable (which the Depositary will provide upon request) signed under penalty of perjury, attesting to that stockholder’s exempt status.

Certain shareholders, including, among others, all corporations and certain foreign individuals and entities, are not subject to these backup withholding and reporting requirements. In order for a noncorporate foreign shareholder to qualify as an exempt recipient, that shareholder must complete and sign a Form W-8, Certificate of Foreign Status, attesting to that shareholder’s exempt status. The Form W-8 can be obtained from the Depositary. Exempt shareholders, other than noncorporate foreign shareholders, should furnish their TIN, write “Exempt” on the face of the Substitute Form W-9 below and sign, date and return the Substitute Form W-9 to us.

        10. IRREGULARITIES. All questions as to the purchase price, the form of the documents, and the validity, eligibility (including time of receipt) and acceptance of any tender of Shares will be determined by Coddle Creek, in its sole discretion, and its determination shall be final and binding. Coddle Creek reserves the absolute right to reject (i) any or all tenders of Shares that it determines are not in proper form or (ii) the acceptance for payment of or payment for Shares that may, in the opinion of Coddle Creek’s counsel, be unlawful. Except as otherwise provided in the Offer to Purchase, Coddle Creek also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Shares, and Coddle Creek’s interpretation of the terms and conditions of the Offer, including these instructions, shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as Coddle Creek shall determine. None of Coddle Creek, the Depositary, the Information Agent, or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

IMPORTANT: THIS LETTER OF TRANSMITTAL, TOGETHER WITH CERTIFICATE(S) AND ALL OTHER REQUIRED DOCUMENTS, MUST BE RECEIVED BY THE DEPOSITARY ON OR PRIOR TO THE EXPIRATION DATE AS DEFINED IN THE OFFER.